SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2002

SMARTDISK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27257	65-0733580

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3506 Mercantile Avenue, Naples, Florida 34104

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (239) 436-2500

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EX-99.1

SMARTDISK CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events

     On December 3, 2002, SmartDisk Corporation (the “Company”) received a notice from the NASDAQ Listing Qualifications Panel indicating it had determined to transfer the listing of the Company’s common stock to the NASDAQ SmallCap market, effective with the open of business on Wednesday, December 4, 2002, pursuant to an exception to the minimum bid price requirement. Pursuant to the exception, on or before December 26, 2002 the Company must evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. In the event the Company fails to evidence a closing bid price of at least $1.00 per share upon the expiration of the exception, it may be eligible for an additional 180-day grace period, provided it is able to demonstrate compliance with the other requirements for continued listing on the NASDAQ SmallCap Market.

Item 7. Exhibits

     99.1     Press Release dated December 4, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2002	SMARTDISK CORPORATION

	By:	/s/ Michael S. Battaglia

Michael S. Battaglia
President and Chief Executive Officer

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